                                Warrant Agreement
                           Dated as of April 27, 2004

                      Warrants Exercisable for Common Stock

                                TABLE OF CONTENTS

Section 1. Issuance of Warrants; Execution and

Section 3. Adjustment of Shares of Common Stock Purchasable

Section 7. Other Provisions Relating to Rights and Obligations
             of Holders of Warrant Certificates...........................7
   7.1      No Rights as Stockholder Conferred by Warrants or

                                       i

                                       ii

                                WARRANT AGREEMENT

     THIS WARRANT AGREEMENT  ("Agreement"),  dated as of April 27, 2004, is made by and between  GULFWEST ENERGY,  INC., a Texas  corporation (the "Company") and
HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P. ("Highbridge"), and DRAWBRIDGE
SPECIAL  OPPORTUNITIES FUND LP ("Drawbridge" and with Highbridge "Grantees" and, together with any transferee of Warrants or Warrant Stock, the "Warrantholder").

                              W I T N E S S E T H:

Recitals:

     A.  Reference is made to that certain Credit  Agreement,  dated as of April
27, 2004, by and among GULFWEST OIL & GAS COMPANY,  a Texas corporation (the
"Borrower"), the lenders signatory thereto (the "Lenders"), and HIGHBRIDGE/ZWIRN
Special   Opportunities  Fund,  L.P.,  as  Administrative   Agent  (the  "Credit
Agreement").

     B. As a consequence of the contractual relationship among the Borrower, the
Lenders and the Administrative Agent under the Credit Agreement, the Company has and will  continue  to receive  substantial  benefits  from the  Lenders and the
Administrative Agent making advances to Borrower.

     C. The Company proposes to issue to Grantees as partial  consideration  for the Lenders' and the Administrative  Agent's entering into the Credit Agreement, in the aggregate 5.25% total common stock purchase  warrants (the "Warrants") to purchase shares the "Warrant  Shares") of the Company's  common stock, par value
$.001 per share (the "Common Stock"),  each Warrant entitling the holder thereof to purchase one share of Common Stock.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

     Section 1.     Issuance of Warrants; Execution and Delivery of Warrant
Certificates.

     1.1 Issuance of  Warrants.  The Company will issue and deliver the Warrants to  Grantee on the  Effective  Date as  defined  in the  Credit  Agreement  (the
"Closing Date").  The aggregate number of Warrants to be issued and delivered to the Grantees shall be 2,035,621.  Such Warrants shall be evidenced by a certificate  (the "Warrant  Certificate")  which the Company will issue and deliver to Grantees on the Closing Date. The Warrants shall
vest on the Closing Date and shall be exercisable on or after the Closing Date.

     1.2 Execution and Delivery of Warrant  Certificates.  Each original Warrant
Certificate  issued shall be in  substantially  the form set forth in Appendix A hereto and may have such letters,  numbers,  or other marks of identification or designation and such legends or endorsements  printed thereon as the officers of the Company executing the same may approve  (execution  thereof to be conclusive evidence of such approval) and as are not inconsistent  with this Agreement,  or as may be required to comply  with any law or with any rule or  regulation  made pursuant thereto.  The Warrant  Certificates  shall be executed on behalf of the
Company by its President or one of its Vice  Presidents  and by its Treasurer or
its Secretary.

     In case any  officer  of the  Company  who shall have  signed  any  Warrant
Certificate  shall  cease to be an officer  before the  Warrant  Certificate  so signed shall have been delivered by the Company, such Warrant Certificate may be delivered  notwithstanding  that  such  person  ceased to be an  officer  of the
Company,  and any Warrant  Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of the Warrant  Certificate, shall be the proper officer of the Company, even if at the date of the execution of this Agreement such person was no such officer.

Section 2.     Warrant Price, Manner of Exercise.

     2.1 Warrant Price, Term,  Expiration and Notice.  Each Warrant  Certificate
shall entitle the  Warrantholder,  subject to the provisions thereof and of this
Agreement,  to purchase  from the Company one share of Common  Stock for each of the  Warrants  evidenced  thereby at a price per share  equal to $.01 per share,
subject  to  adjustment  as  provided   herein  (the   "Warrant   Price").   The
Warrantholder may exercise any Warrants issued pursuant to this Agreement at any time or from time to time,  from the date  hereof  and prior to 5:00  p.m.,  New
York,  New  York  time,  on April  28,  2009  (the  "Expiration  Date").  If the
Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day. For purposes hereof, the term "Business Day" shall mean any day other  than a  Saturday  or a Sunday  or a day on which  commercial banking  institutions in the Cities of New York, New York or Houston,  Texas are
authorized  or required by law to be closed,  and provided that any reference to
"days" (unless Business Days are specified) shall mean calendar days.

     2.2  Manner of  Exercise.  The  vested  Warrants  may be  exercised  by the
Warrantholder, in whole or in part, during normal business hours on any Business
Day by surrender of a Warrant Certificate, together with the form of Election to
Exercise included as Appendix B hereto (or a reasonable  facsimile thereof) duly executed  by  such  Warrantholder,  to  the  Company  at its  principal  office, accompanied by the required  payment of the Warrant Price as then in effect,  in cash or other immediately  available funds, or as provided in Section 2.3 below, or a combination thereof.

     2.3 Cashless Exercise. The Warrantholder shall have the right to pay all or a portion of the Warrant Price by making a "Cashless  Exercise" pursuant to this
Section 2.3, in which case the Warrantholder  shall not pay the Warrant Price in cash and the number of shares of Common Stock otherwise issuable pursuant to the
Election  to Exercise  shall be reduced by the total  number of shares of Common
Stock otherwise  issuable to the  Warrantholder  multiplied by the Warrant Price and divided by the  Current  Market  Price per share of the Common  Stock on the date of the Election to Exercise,  determined as provided in Section  3.1(d)(ii)
of this Agreement.

     2.4 When Exercise Deemed  Effected.  Each exercise of Warrants  pursuant to this Agreement shall be deemed to have been effected  immediately upon surrender of such  Warrants to the Company as provided in Section  2.2,  and at such time,

the person or persons in whose name or names any certificate or certificates for shares of Common  Stock  shall be  issuable  upon such  exercise  as provided in
Section 2.5 shall be deemed to have become the holder of record thereof.

     2.5 Delivery of Stock  Certificates,  etc. As soon as practicable after the exercise  of  Warrants  pursuant  to this  Agreement,  in whole or in part,  the
Company at its expense will cause

          (a) a certificate or certificates  for the number of duly  authorized, validly  issued,  fully paid and  nonassessable  shares of Common  Stock to which the Warrantholder shall be entitled upon such exercise,  to be issued in the name of and  delivered to such  Warrantholder  or such other name as shall be designated by the Warrantholder in the Election of Exercise; and

          (b) in case  less  than  all the  Warrants  represented  by a  Warrant
     Certificate are exercised,  a new Warrant Certificate of the same tenor and for the number of Warrants not  exercised to be  registered in such name or names  as  may be  directed  in  writing  by  the  Warrantholder  and to be delivered to the person entitled to receive such new Warrant Certificate.

Section 3.Adjustment of Shares of Common Stock Purchasable and Warrant Price.

     3.1  Antidilution  Provision.  So long as any Warrants are  outstanding and unexercised,  in whole or in part:

          (a) if the Company  shall pay a dividend  in Common  Stock or make any other  distribution in Common Stock on or with respect to its Common Stock, the number of shares of Common  Stock  purchasable  upon  exercise  of each
     Warrant  outstanding  and  unexercised  at such time shall be  increased by multiplying  such number of shares by a fraction,  the denominator of which shall be the number of shares of Common Stock  outstanding  at the close of business  on the day  immediately  preceding  the date of such  dividend or other  distribution  and the  numerator  of which  shall be the sum of such
     number  of  shares  and  the  total   number  of  shares  of  Common  Stock
     constituting such dividend or other  distribution,  such increase to become effective  immediately  after the  record  date of such  dividend  or other distribution;

          (b)  in  the  event  outstanding  shares  of  Common  Stock  shall  be subdivided  into a greater number of shares of Common Stock,  the number of shares of Common Stock  purchasable  upon exercise of each Warrant shall be proportionately  increased,  and conversely,  in case outstanding shares of
     Common  Stock shall be combined  into a smaller  number of shares of Common
     Stock,  the number of shares of Common Stock  purchasable  upon exercise of each Warrant shall be proportionately decreased, such increase or decrease, as the case may be, to become  effective  immediately  after the  effective date of such subdivision or combination;

          (c) if the  Company  issues or  distributes  to all  holders of Common
     Stock (i) rights or warrants  entitling  them to subscribe  for or purchase shares of any class of capital  stock of the Company or (ii)  evidences  of its  indebtedness,  cash or other  assets  (including  cash  dividends  but excluding stock dividends referred to in subsection (a) above), the Company shall issue or  distribute  to each  Warrantholder  such rights,  warrants, evidences of  indebtedness,  cash or other  assets that such  Warrantholder would have been entitled to receive as a stockholder if such  Warrantholder had exercised all of its Warrants immediately prior thereto; and

          (d)

               (i) if the Company  shall sell or issue shares of Common Stock or securities  convertible or exchangeable into shares of Common Stock or rights,  options or warrants to purchase  shares of Common  Stock,  or securities  convertible or  exchangeable  into shares of Common Stock, including any such sale or issuance related to the Series A Cumulative
          Exchangeable  Preferred  Stock of GulfWest Oil &  Gas  Company,  a
          subsidiary  of the Company,  such  Preferred  Stock  exchangeable  for shares of Common Stock or the Letter  Agreement  related thereto dated as of April 22, 2004  (collectively,  the "Additional  Shares"),  at a price per share of Common  Stock lower than the Current  Market  Price per share of Common Stock  immediately prior to such sale or issuance, then the number of shares of Common Stock  issuable  upon  exercise of the Warrant shall be adjusted to that number determined by multiplying the number of shares of Common  Stock  issuable  upon  exercise of the
          Warrant  immediately  prior to such  adjustment  by a fraction (y) the numerator  of  which  shall  be  number  of  shares  of  Common  Stock outstanding  immediately  prior  to the  issuance  of such  Additional
          Shares plus the number of such Additional  Shares to be issued and (z)
          the denominator of which shall be the number of shares of Common Stock outstanding  immediately  prior  to the  issuance  of such  Additional
          Shares plus the number of shares of Common  Stock which the  aggregate consideration  for the total  number of such  Additional  Shares to be issued  would  purchase  at the  Warrant  Price.  Notwithstanding  the foregoing,  the  provisions of this Section  3.1(d) shall not apply to any  securities  issued (A) in any of the  transactions  described  in
          Sections 3.1(a), (b) or (c), or (B) upon exercise of this Warrant;

               (ii) for the  purposes of this  Agreement,  the  "Current  Market
          Price" shall mean the average price per share of the Company's  Common
          Stock sold on all securities exchanges located in the United States on which the Common Stock may at the time be listed or traded (including, for this  purpose,  the NASDAQ  National  Market  System or the NASDAQ
          SmallCap Market System),  during the twenty (20)  consecutive  trading days  immediately  preceding the date as of which the "Current  Market
          Price" is to be  determined,  or, if there shall have been no sales on any such  exchange on such day, the average of the highest bid and the lowest asked prices per share on all such exchanges at the end of such day, or if there is no such  exchange on which the Common  Stock is so listed or traded, the average of the high and low bid and asked prices per share of Common Stock on such twenty (20) consecutive trading days in the  domestic  over-the-counter  market as reported by the National
          Quotation Bureau Incorporated,  or any similar successor organization.
          If at any time the Common  Stock is not listed or traded on any United
          States securities exchange  (including,  for this purpose,  the NASDAQ
          National  Market  System or the NASDAQ  SmallCap  Market  System),  or
          quoted in the domestic  over-the-counter  market,  the "Current Market
          Price"  shall be the fair  market  value  per  share of the  Company's
          Common Stock as  determined in good faith by the Board of Directors of the Company. Notwithstanding the preceding, if the Common Stock is not then listed or traded on any United States  securities  exchange,  the
          NASDAQ National Market System or the NASDAQ SmallCap Market System, or
          quoted  in  the   domestic   over-the-counter   market,   and  if  the
          Warrantholder  shall disagree with the determination made by the Board of Directors of the Current Market Price, it may so notify the Company and a reputable investment bank or appraiser mutually  satisfactory to the  Company and the  Warrantholder  shall be  appointed  to make such determination.  If the  Company  and the  Warrantholder  are unable to agree  within  thirty  (30)  days  regarding  the  investment  bank or appraiser to make such  determination,  then Petrie  Parkman & Co.
          shall be  appointed to make such  determination.  All expenses of such investment bank or appraiser or Petrie Parkman & Co. shall be paid by the Warrantholder, unless the determination of Current Market Price by such  investment  bank or appraiser or Petrie  Parkman & Co. is greater than 105% of the average  Closing Prices or the  determination thereof made by the Board of Directors as  applicable,  in which event the expenses of such investment bank or appraiser shall be paid by the
          Company.  In either event,  the  determination  made by the investment bank or appraiser  or Petrie  Parkman  &  Co. shall be the Current
          Market Price for all purposes of this Agreement;

               (iii)  if,  at any time  after any  adjustment  of the  number of shares of Common  Stock  purchasable  upon  exercise  of each  Warrant pursuant to this Section  3.1(d),  such rights,  options,  warrants or convertible or  exchangeable  securities  shall expire or no longer be outstanding  and shall not have been  exercised  for or  converted  or exchanged  into  Common  Stock,  such  previous  adjustment  shall  be rescinded and annulled and the  Additional  Shares which are deemed to have been issued by virtue of the computation  made in connection with the adjustment so rescinded and annulled, shall no longer be deemed to
          have  been  issued  by  virtue  of  such  computation.   Thereupon,  a
          recomputation  shall  be made  to give  effect  to the  expiration  or non-exercise of, or failure to convert, such rights, options, warrants or convertible or exchangeable securities.

     3.2 Consolidation, Merger, Sale of Assets, Reorganization, etc.

     (a) If the  stockholders  of  the  Company  shall  participate  in a  share exchange  or if the  Company  shall  be a party to any  transaction  (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets,  liquidation or  recapitalization  of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different  securities of the Company or common stock or other  securities of another  corporation,  or interests in a non-corporate  entity or other property
(including  cash), or any  combination of the foregoing  (each such  transaction being  herein  called a  "Transaction"),  then the  Company,  in the case of the recapitalization  or liquidation of the Common Stock, or such other  corporation or entity, in the case of a share exchange, merger, consolidation or sale of all or substantially all of the assets,  shall make lawful and adequate provision so that, upon the exercise  thereof at any time on or after the consummation of the
Transaction,  each Warrantholder shall be entitled to receive,  and such Warrant shall  represent  the  right  to  receive,  in lieu  of the  Common  Stock,  the securities or other property  (including cash) to which the Warrantholder  would
have  been  entitled  upon  the   consummation   of  the   Transaction  if  such
Warrantholder had exercised such Warrant  immediately prior thereto,  subject to adjustment from and after the consummation date as nearly equivalent as possible to the adjustments provided for in Section 3.1.

     (b) The  provisions of this Section 3 shall  similarly  apply to successive share exchanges,  consolidations,  mergers, sales of all or substantially all of the  assets,  or  successive  recapitalizations  and changes of shares of Common
Stock.

     3.3  Statements on Warrant  Certificates.  The form of Warrant  Certificate need not be changed  because of any  adjustment  made pursuant to this Section 3 and Warrant Certificates issued after such adjustment may state the same Warrant
Price and the same number of shares of Common Stock as are stated in the Warrant
Certificates initially issued pursuant to this Agreement.

     3.4 Accountants'  Report as to Adjustments.  In each case of any adjustment or  readjustment  in the shares of Common Stock (or other  securities)  issuable upon the exercise of the Warrants, the chief financial officer of the Company at the Company's  expense will promptly  compute such adjustment or readjustment in accordance  with the terms of the  Warrants and prepare a report  setting  forth such adjustment or readjustment  and showing in reasonable  detail the method of calculation  thereof and the facts upon which such adjustment or readjustment is based.  If the  Warrantholder  so elects,  Warrantholder  can  request  that the
Company cause  independent  public  accountants of recognized  national standing selected by the Company to verify such computations.  The Company will forthwith mail a copy of each such report to each  Warrantholder.  The  Company  will also keep copies of all such reports at its principal  office and will cause the same to be available for  inspection at such office during normal  business  hours by any  Warrantholder or any prospective  purchaser of a Warrant  designated by the
Warrantholder.

     Section 4. Notices of Corporate Action. In the event of:

     (a) any offer to any holders of Common Stock of rights to subscribe  for or to purchase any Additional Shares or other securities, or

     (b) any taking by the  Company  of a record of the  holders of any class of securities for the purpose of determining  the holders  thereof who are entitled to receive any dividend or other  distribution,  or any right to subscribe  for, purchase  or  otherwise  acquire  any  shares of stock of any class or any other securities or property, or to receive any other right, or

     (c) any capital  reorganization  of the Company,  any  reclassification  or recapitalization  of the capital  stock of the Company or any  consolidation  or merger involving the Company and any other person or entity,  any share exchange involving  stockholders  of the Company or any transfer of all or  substantially all the assets of the Company to any other person or entity, or

     (d) any voluntary or involuntary dissolution,  liquidation or winding up of the Company,

the Company will mail to each known  Warrantholder  a notice  specifying (i) the terms of such offer, and (ii) the date or expected date on which any such record is to be taken for the purpose of such dividend,  distribution or right, and the amount and character of such dividend, distribution or right, and (iii) the date
or   expected   date  on  which  any  such   reorganization,   reclassification,
recapitalization,  consolidation, merger, share exchange, transfer, dissolution,

liquidation  or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange  their  shares of Common  Stock for the  securities  or other  property
deliverable  upon  such  reorganization,   reclassification,   recapitalization,
consolidation,  merger, share exchange,  transfer,  dissolution,  liquidation or winding  up.  Such  notice  shall be mailed  at least 20 days  prior to the date therein specified.

     Section 5. Legend on Warrant  Stock.  Each  certificate  for Warrant Shares initially  issued upon exercise of this Warrant,  unless at the time of exercise such Warrant Shares are registered  under the Securities Act of 1933, as amended from time to time (the "Securities  Act"),  shall bear the following legend (and any additional  legend(s)  required by any  securities  exchange upon which such
Warrant Stock may, at the time of such exercise, be listed) on the face thereof:

          "The shares  represented by this  certificate have not been registered under the  Securities  Act of 1933, as amended,  or registered or qualified under  applicable  state  securities  laws. Such shares may not be offered, sold,  transferred,  pledged or hypothecated in the absence of an effective registration  statement in effect with respect to the shares under such Act and  registration or  qualification  under any applicable  state securities laws or an opinion of counsel  reasonably  satisfactory to the Company that such registration or qualification is not required under applicable federal and state securities laws."

     Section 6. Reservation of Stock.

     6.1  Reservation  of Stock.  The Company will at all times reserve and keep available,  solely for issuance and delivery upon exercise of the Warrants,  the number of shares of Common Stock from time to time issuable upon exercise of all
Warrants  at the time  outstanding.  All  shares of Common  Stock  shall be duly authorized and, when issued upon such exercise and payment of the Warrant Price, shall be validly issued,  fully paid and nonassessable  with no liability on the part of the holders thereof.

     Section 7. Other  Provisions  Relating to Rights and Obligations of Holders
of Warrant Certificates.

     7.1 No Rights as Stockholder Conferred by Warrants or Warrant Certificates.
No  Warrant   Certificate  or  Warrant   evidenced  thereby  shall  entitle  the
Warrantholder  to any of the  rights  of a holder of  Common  Stock,  including, without  limitation,  any right to vote at, or to receive notice of, any meeting of stockholders of the Company;  the consent of any  Warrantholder  shall not be required with respect to any action or proceeding of the Company.

     7.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft,  destruction or mutilation of any Warrant Certificate and of an indemnity from the Warrantholder  reasonably satisfactory to the Company and, in the case of mutilation, upon surrender of the Warrant Certificate to the Company for  cancellation,  then,  in the  absence  of notice to the  Company  that such
Warrant  Certificate  has been  acquired by a bona fide  purchaser,  the Company shall  execute  and  deliver,  in exchange  for or in lieu of the lost,  stolen, destroyed or mutilated Warrant Certificate,  a substitute Warrant Certificate of the same tenor and  evidencing a like number of  Warrants.  Upon the issuance of any  substitute  Warrant  Certificate  under this  Section  7.2, the Company may require the payment of a sum  sufficient to cover any tax or other  governmental charge  that may be  imposed  in  relation  thereto  and any other  expenses  in
connection   therewith.   Every  substitute  Warrant  Certificate  executed  and
delivered  pursuant to this Section 7.2 in lieu of any lost, stolen or destroyed
Warrant Certificate shall represent an additional  contractual obligation of the
Company,  whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and every holder thereof shall be entitled to the benefits of this Warrant Agreement equally and  proportionately  with any and all other Warrant Certificates duly executed and delivered hereunder.

     7.3 Warrantholder May Enforce Rights. Notwithstanding any of the provisions of this Warrant Agreement, any Warrantholder,  without the consent of the holder of any Common Stock or the holder of any other Warrant Certificate,  may, on its own behalf and for its own benefit,  enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder's  right to exercise the Warrants evidenced by such  Warrantholder's  Warrant Certificate in the manner provided in its Warrant
Certificate and in this Agreement.

     Section 8. Registration Rights.

     8.1 Requested Registration.

     (a) Request for Registration.  After the exercise of any Warrant for Common
Stock  during the period  from the date of exercise  of such  Warrant  until two years thereafter, with respect to the Common Stock issued in connection with the exercise of such Warrant each of Highbridge and Drawbridge (or their  assignees)
shall  have  the  right  upon  written  request  to  the  Company  (the  "Demand
Registration"),  on at least two  separate  occasions  to require the Company to
effect  a  registration  of  such  number  of  Registrable   Securities  as  the
Warrantholders may elect. Upon receipt of such notice, the Company will:

          (i) promptly give written notice of the proposed  registration  to all other holders of Registrable Securities, which written notice shall include the name or names of the underwriter or underwriters to be employed; and

          (ii)  use its  diligent  good  faith  efforts  to  effect,  as soon as practicable,  such registration (including,  without limitation, the filing
     of  post-effective   amendments,   appropriate   qualification   under  the
     applicable  blue  sky  or  other  state  securities  laws  and  appropriate compliance with the Securities Act and any other governmental  requirements or  regulations)  as  may be so  requested  by any  holder  of  Registrable
     Securities  within five days after  written  notice is given by the Company and as would permit or facilitate the sale and  distribution of all or such portion of the  Registrable  Securities so requested to be included in such registration;

provided  that the Company  shall not be  obligated to take any action to effect any such  registration  pursuant to this Section  8.1.1:  (a) in any  particular jurisdiction in which the Company would be required to execute a general consent to service of process,  to register as a securities broker or dealer or to cause any officer or  employee  of the Company to register as a salesman in  effecting such  registration or (b) after the Company has effected two such  registrations pursuant to this Section 8.1.1which have been declared or ordered effective.

     Subject to the foregoing, the Company shall prepare and file a registration statement  covering the Registrable  Securities so requested to be registered as soon as  reasonably  practicable  and in any  event  within 45 days  after  such request is received.

     Notwithstanding the foregoing, the Company shall not be obligated to effect a registration,  qualification or compliance under this Section 8.1.1 during any period during which the Company is in the process of  negotiating  or preparing, and ending on a date 180 days  following the effective  date of, a  registration statement  pertaining to an  underwritten  or "best efforts"  public offering of securities for the account of the Company, provided that the Company is actively employing  in good  faith all  reasonable  efforts  to cause  such  registration statement to become effective and such registration  statement becomes effective within  three  months  from the date of  delivery  to the  Company  of a written request to effect such registration, qualification or compliance.

     As used in this Agreement,  the term  "Registrable  Securities" shall mean, collectively,  the shares of Common  Stock  acquired  or to be  acquired  by the
Warrantholder  upon exercise of the Warrants  pursuant to this Agreement and any shares of Common  Stock or other  securities  issued with respect to such Common
Stock  by way of a  stock  dividend  or  stock  split  or in  connection  with a combination of shares, recapitalization,  merger, consolidation, share exchange, reorganization or otherwise;  provided,  however, that such Common Stock (or any part thereof) or other securities shall cease to be Registrable  Securities when
(i) a  registration  statement  with respect to the  disposition  of such Common
Stock or other  securities  shall have become effective under the Securities Act and such  securities  shall have been disposed of in accordance with the plan of distribution set forth in such registration  statement,  (ii) and to the extent, such Common  Stock or other  securities  may be sold,  without  restrictions  on volume,  pursuant to Rule 144 (or any successor  provision) under the Securities
Act, (iii) an opinion of counsel, reasonably satisfactory to the Company and the holders of Common Stock or other  securities to which the opinion  relates shall have been  delivered  to the  Company  and such  holders to the effect  that the subsequent  disposition  of such Common  Stock or other  securities  may be made pursuant to Rule 144(k) (or any successor  provision)  under the Securities Act, or (iv) such Common Stock or other securities shall cease to be outstanding.

     (b) Selection of Underwriter. If any Demand Registration is an underwritten offering, the holders of a majority of the Registrable Securities to be included in such registration will select a managing underwriter or managing underwriters of nationally  recognized  standing which shall be reasonably  acceptable to the
Company.  The Company shall  (together with the holders  proposing to distribute
their  Registrable   Securities  through  such   underwriting)   enter  into  an
underwriting  agreement in customary form with the  underwriter or  underwriters selected for such underwriting in the manner set forth above.

     The holders of Registrable Securities participating in a registration under this Section 8.1 shall, to the extent  required by the managing  underwriter(s), execute and deliver a custody  agreement  and power of attorney  with respect to the Registrable Securities to be registered (a "Custody Agreement" and "Power of
Attorney,"  respectively).  The Custody  Agreement  and Power of  Attorney  will provide,  among other  things,  that the holders  will deliver to and deposit in
custody  with  the  custodian   named  therein  a  certificate  or  certificates
representing  such  Registrable  Securities  (duly  endorsed  in  blank  by  the registered  owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact  with full power and  authority to act under the Custody  Agreement  and Power of Attorney, respectively, on such holder's behalf with respect to matters specified therein, including the execution and delivery of an underwriting agreement.

     Notwithstanding  any of the other  provisions  of this  Section 8.1, if the managing  underwriter  determines and advises the Company that marketing factors require a  limitation  of the  number of  shares  to be  underwritten,  then all holders of Registrable Securities that have previously elected to participate in such  registration  shall be  advised  of the same,  and the number of shares of
Registrable Securities that may be included in the registration and underwriting shall be allocated among all such holders in proportion, as nearly as practical, to the  respective  amounts of Registrable  Securities  that were proposed to be sold by such holders.  No Registrable  Securities excluded from the underwriting
by  reason  of  the  underwriter's   marketing   limitation  shall  be  in  such
registration.

     If any holder of  Registrable  Securities  disapproves  of the terms of the underwriting,  such holder may elect to withdraw  therefrom by written notice to the  Company  and the  managing  underwriter  and the  other  holders  who  have
previously   elected  to  participate  in  the  registration.   The  Registrable
Securities so withdrawn shall also be withdrawn from registration; provided that if by the  withdrawal  of  such  Registrable  Securities  a  greater  number  of
Registrable   Securities   held  by  other  holders  may  be  included  in  such
registration  (up to a maximum of any limitation  imposed by the  underwriters), then the  Company  shall  offer to all  holders  who have  included  Registrable
Securities in the  registration  the right to include  additional  shares in the same  proportion  used in  effecting  the  limitation  referred to above in this
Section 8.1.2.

     8.2 Company Registration.

     (a) Right to  Inclusion.  If at any time (or from time to time) the Company shall determine to register any of its securities in an  underwritten  offering, either for its own account or the account of a holder of Registrable  Securities or any other holder of securities of the Company,  other than (i) a registration pursuant to Section 8.1 hereof, (ii) a registration  relating solely to employee benefit  or stock  option  plans,  (iii) a  registration  relating  solely  to a transaction  described in Rule145 under the  Securities  Act, (iv) a transaction relating solely to an exchange offering, or (v) a transaction relating solely to an acquisition of assets or property for securities, then the Company will:

          (i) promptly  give to each holder of  Registrable  Securities  written notice  thereof (which shall include a list of the  jurisdictions  in which the  Company  intends  to  attempt  to  qualify  the offer and sale of such securities under the applicable blue sky or other state  securities  laws);
     and

          (ii) include in such registration (and any related qualification under blue  sky  laws or  other  compliance),  and in any  underwriting  involved therein, all the Registrable Securities specified in any written request or requests by any holder  received  by the Company  within 15 days after such written notice is given.
                                       10

     (b)  Underwriting.  The right of any holder of  Registrable  Securities  to registration  pursuant to Section 8.2.1 shall be conditioned  upon such holder's participation in the underwriting and the inclusion of such holder's Registrable
Securities  in the  underwriting  to the extent  provided  herein.  All  holders proposing to distribute their Registrable  Securities  through such underwriting
shall  enter  into  an  underwriting   agreement  in  customary  form  with  the
underwriter or underwriters  selected for such underwriting by the Company. Such holders of Registrable  Securities shall also execute and deliver, to the extent required by the managing underwriter,  a Custody Agreement and Power of Attorney satisfactory  to the Company with respect to the  Registrable  Securities  to be registered.  The Custody  Agreement and Power of Attorney  will  provide,  among other things,  that such holders of Registrable  Securities  will deliver to and
deposit  in  custody  with  the  custodian   named  therein  a  certificate   or
certificates representing such Registrable Securities (duly endorsed in blank by the  registered  owner or owners  thereof or  accompanied by duly executed stock powers in blank) and  irrevocably  appoint said  custodian and  attorney-in-fact with full power and  authority to act under the Custody  Agreement  and Power of
Attorney, respectively, on the holder's behalf with respect to matters specified therein, including the execution and delivery of an underwriting agreement.

     Notwithstanding  any other  provisions of this Section 8.2, if the managing underwriter  determines and advises the Company that marketing factors require a limitation on the number of shares to be  underwritten,  the underwriter and the
Company may limit or exclude entirely the Registrable  Securities to be included in any registration and underwriting. In such event, the Company shall so advise all holders of  Registrable  Securities  that would  otherwise be registered and underwritten  pursuant  hereto,  and  the  number  of  shares  of  Common  Stock
(including the Registrable  Securities) or other securities that may be included in the  registration  and  underwriting  shall be allocated among all holders of
Registrable Securities and any other holders of Common Stock or other securities requesting to be  registered in  proportion,  as nearly as  practicable,  to the respective  amounts of Common Stock  (including the  Registrable  Securities) or other  securities  that were  proposed to be sold by all holders of  Registrable
Securities  and  holders  of  Common  Stock  or  other  securities  entitled  to participate therein. No Registrable Securities excluded from the underwriting by reason of the  underwriter's  marketing  limitation  shall be  included  in such registration.

     If any holder of  Registrable  Securities  disapproves  of the terms of the underwriting,  such holder may elect to withdraw  therefrom by written notice to the Company and the  managing  underwriter(s).  The  Registrable  Securities  so withdrawn  shall also be withdrawn  from  registration;  provided that if by the withdrawal  of such  Registrable  Securities  a greater  number  of  Registrable
Securities held by other holders may be included in such registration (up to the maximum of any limitation imposed by the  underwriters),  then the Company shall
offer  to  all  holders  who  have  included   Registrable   Securities  in  the
registration the right to include  additional shares in the same proportion used in  effecting  the  limitation  referred to above in this  Section  8.2.2.  With respect to any  registration  withdrawal by the Company pursuant to this Section
8.2.2,  the Company  shall have the right to withdraw such  registration  at any time at its sole discretion  without the consent or approval of any stockholder, including the holders of Registrable Securities, in such registration.

     8.3 Expenses of Registration.  All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 8, including,
                                       11

without  limitation,  all registration,  filing and qualification fees, printing expenses,  escrow fees,  fees and  disbursements  of counsel for the Company and fees and expenses of accountants incidental to or required by such registration, the fees and  disbursements  of one special  counsel  retained by the holders of
Registrable   Securities   covered   by  such   registration,   (but   excluding
underwriters'  fees,  discount  and  commissions  relating  to  the  Registrable
Securities sold), shall be borne by the Company.

     8.4   Registration   Procedures.   In  the   case  of  such   registration,
qualification or compliance  effected by the Company pursuant to this Section 8, the  Company  will keep  each  holder of  Registrable  Securities  participating therein  advised  in  writing  as to the  initial  filing of each  registration, qualification and compliance and as to the completion  thereof.  At its expense, the Company will:

     (a)  keep  such  registration,  qualification  or  compliance  pursuant  to
Sections 8.1 or 8.2  effective  for a period of 180 days or until the holders of
Registrable  Securities  participating  therein have completed the  distribution described in the  registration  statement  relating  thereto,  whichever  occurs first;

     (b)  furnish  such  number of  prospectuses  and other  documents  incident thereto as a holder of Registrable Securities participating therein from time to time may reasonably request;

     (c) make available,  upon reasonable  notice and during business hours, for inspection  by  the  managing  underwriter  all  financial  and  other  records, pertinent corporate documents, agreements and properties of the Company as shall be reasonably  necessary to enable such managing underwriter to exercise its due diligence  responsibilities,  and cause the  Company's  officers,  directors and employees  to supply  all  information  reasonably  requested  by such  managing underwriter in connection with the registration;

     (d) during the period when the  registration  is required to be  effective,
notify  the  holders  of  the  Registrable   Securities   participating  in  the
registration  of the happening of any event as a result of which the  prospectus included  in the  registration  statement  contains  an  untrue  statement  of a material fact or omits to state any material fact required to be stated  therein or necessary to make the statements therein not misleading, and the Company will forthwith  prepare a supplement  or amendment to such  prospectus  or take other appropriate  action so that, as thereafter  delivered to the  purchasers of such
Registrable Securities,  such prospectus will not contain an untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (e) cause such  Registrable  Securities  included in the registration to be listed or authorized for trading on each  securities  exchange  (including,  for this purpose,  the NASDAQ National  Market System or NASDAQ SmallCap  System) on
which similar  securities  issued by the Company are then traded;  provided that the Company is eligible to do so under applicable listing requirements; and

     (f) otherwise use its best efforts to comply with all applicable  rules and regulations of the Securities and Exchange Commission (the "Commission") and all
of the terms and provisions of this Agreement.
                                       12

     8.5  Related  Registration   Matters.  The  Company  shall  enter  into  an
underwriting  agreement  in  connection  with any  registration  subject  to the provisions of Sections 8.1 and 8.2 hereof,  which  agreement  shall contain such terms,  provisions  and  agreements as are customary  and  appropriate  for such registration. In connection with the registration, to the extent not provided in the underwriting agreement related to such registration, the Company also shall:

     (a) engage a bank or other  company to act as transfer  agent and registrar for the Registrable Securities;

     (b) cause customary opinions of counsel, comfort letters of accountants and other appropriate  documents to be delivered by  representatives of the Company, which  documents  shall be  addressed to the holders of  Registrable  Securities participating  in the offering in addition to the  Underwriters or other parties designated as addressees in such documents; and

     (c) as soon as  practicable  after the effective  date of the  registration statement,  and,  in any event,  within 16 months  thereafter,  make  "generally available  to its  stockholders"  within  the  meaning  of Rule  158  under  the
Securities Act) an earnings statement (which need not be audited) complying with
Section  11(a)  of the  Securities  Act and  covering  a  period  of at least 12 consecutive  months  beginning  after  the  effective  date of the  registration statement.

     8.6 Indemnification and Contribution.

     (a) In the event of registration of any of the Registrable Securities under the Securities  Act, the Company will indemnify and hold harmless each holder of
Registrable  Securities  included in such registration and each of its directors and officers,  each underwriter of such  Registrable  Securities and each of its directors  and  officers,  and each other person and each of its  directors  and officers,  if any, who controls such seller or underwriter within the meaning of the Securities Act or the Securities  Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or otherwise,  against any losses, claims, damages or liabilities (or actions in respect thereof),  joint or several, to which such seller,  underwriter or controlling  person (or their  respective  directors and officers)  may become  subject  under the  Securities  Act,  the Exchange Act or otherwise,  insofar as such losses,  claims, damages or liabilities (and each of its  directors and officers or actions in respect  thereof)  arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration  statement under which such Registrable Securities were registered  under the Securities  Act, any preliminary  prospectus or final prospectus  contained  in  the  registration  statement,  or  any  amendment  or supplement to such registration statement, or arise out of or are based upon the omission  or alleged  omission  to state a material  fact  required to be stated
therein or  necessary to make the  statements  therein not  misleading;  and the
Company will reimburse such seller, underwriter and each such controlling person
(and  their  respective  directors  and  officers)  for any  legal or any  other expenses reasonably  incurred by such seller,  underwriter or controlling person
(and their respective  directors and officers) in connection with  investigating or defending any such loss, claim,  damage,  liability or action;  provided that the Company  will not have any  liability  (and shall not be required to provide such  indemnity and hold harmless  obligation) to the extent that any such loss, claim,  damage or liability  arises out of or is based upon any untrue statement or omission  made in such  registration  statement,  preliminary  prospectus  or prospectus,  or any  such  amendment  or  supplement,  in  reliance  upon and in
                                       13

conformity  with  written  information  furnished  to  the  Company  through  an instrument  duly  executed  by  or on  behalf  of  such  holder  of  Registrable
Securities or underwriter specifically for use in preparation thereof.

     (b) In the event of any  registration of any of the Registrable  Securities under the Securities Act, each holder of Registrable Securities included in such registration,  severally and not jointly,  will  indemnify and hold harmless the
Company,  each of its directors and officers and each  underwriter  (if any) and each of its directors and officers and each person and each of its directors and officers,  if any, who controls the Company or any such  underwriter  within the meaning of the  Securities  Act or the Exchange  Act,  against  losses,  claims, damages or liabilities  (or actions in respect  thereof),  joint or several,  to which the Company,  such  directors and  officers,  underwriter  or  controlling person (or their respective directors and officers) may become subject under the
Securities  Act,  Exchange Act or  otherwise,  insofar as such  losses,  claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any  untrue  statement  or alleged  untrue  statement  of a  material  fact contained in any registration  statement under which such Registrable Securities were registered  under the Securities  Act, any preliminary  prospectus or final prospectus  contained  in  the  registration  statement,  or  any  amendment  or supplement to the registration  statement, or arise out of or are based upon any omission  or alleged  omission  to state a material  fact  required to be stated
therein or  necessary  to make the  statements  therein not  misleading,  if the statement  or  omission  was  made  in  reliance  upon  and in  conformity  with information  furnished in writing to the Company by or on behalf of such holder, specifically  for use in connection  with the  preparation of such  registration statement,  prospectus,  amendment or supplement; provided the liability of each holder of  Registrable  Securities  pursuant  to this  Section  8.6(b)  shall be limited to the proceeds actually received by such holder from the disposition of the  Registrable  Securities  disposed  of  by  such  holder  pursuant  to  such registration.

     (c) Each party  entitled  to  indemnification  under this  Section 8.6 (the
"Indemnified  Party")  shall  give  notice  to the  party  required  to  provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the  Indemnifying  Party to assume  the  defense of any such claim or any litigation  resulting  therefrom,  provided  that  counsel for the  Indemnifying
Party,  who shall  conduct  the  defense of such claim or  litigation,  shall be approved by the  Indemnified  Party (whose  approval  shall not be  unreasonably withheld, delayed or conditioned),  and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the failure of any  Indemnified  Party to give notice as provided  herein shall not relieve the
Indemnifying  Party of its obligations under this Section 8.6 (except and to the extent the rights of the Indemnifying Party are materially  prejudiced thereby).
After  notice  from  the  Indemnifying  Party  to the  Indemnified  Party of its
election to assume the  defense of such claim or  litigation,  the  Indemnifying
Party  will not be  liable  to such  Indemnified  Party  for any  legal or other expenses  subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable  costs of  investigation so long as and to the extent the  Indemnifying  Party continues to defend the  Indemnified  Party, unless the  Indemnifying  Party,  in the defense of any such claim or litigation shall,  except with the consent of each Indemnified  Party,  consent to entry of any  judgment  or enter  into  any  settlement  which  does  not  include  as an unconditional  term  thereof  the giving by the  claimant or  plaintiff  to such
Indemnified  Party of a release  from all  liability in respect to such claim or litigation.
                                       14

     (d) To the extent the Company  after the date hereof shall agree to provide for contribution in any written  agreement entered into with the stockholders of the Company if the indemnification  obligations are otherwise unavailable,  then the Company  shall  provide such  similar  rights to the  Warrantholders  in the registration of their shares.

     8.7  Information by  Stockholders.  Each holder of  Registrable  Securities requesting to be included in any registration  shall furnish to the Company such information  regarding such holder and the distribution  proposed by such holder as the Company  may  request in writing  and as shall be required in  connection with any registration,  qualification or compliance  referred to in this Section
8.

     8.8 Sales  Without  Registration.  If, at the time of any  transfer  of any
Registrable  Securities,  such  Registrable  Securities  shall not be registered under the  Securities  Act, the Company may require,  as a condition of allowing such transfer,  that the holder of Registrable  Securities or transferee furnish to the Company an opinion of legal counsel satisfactory in form and substance to the Company to the effect that such  transfer may be made  without  registration under the Securities  Act;  provided that nothing  contained in this Section 8.8 shall  relieve the Company  from  complying  with any request for  registration, qualification  or  compliance  made  pursuant  to the other  provisions  of this
Section 8.

     8.9 Rule 144. The Company  covenants that it will file the reports required to be filed by it under  the 1933 Act and the  Exchange  Act and the  rules  and regulations adopted by the Commission  thereunder so long as necessary to permit sales of Registrable  Securities  under Rule 144 under the 1933 Act, and it will take such other action as any holder of  Registrable  Securities  may reasonably request,  all to the extent  required from time to time to enable such holder to sell Registrable  Securities without  registration under the 1933 Act within the limitation  of the  exemptions  provided  by (a) Rule 144 under the 1933 Act, as such  Rule  may be  amended  from  time  to  time,  or (b) any  similar  rule or regulation  hereafter adopted by the Commission.  Upon the request of any holder of  Registrable  Securities,  the Company  will deliver to such holder a written statement as to whether it has complied with such requirements.

     8.10 Transfer of  Registration  Rights.  The rights to cause the Company to register Registrable Securities granted by the Company under Section 8.1 and the right to participate in Company  registration  under Section 8.2 may be assigned by any holder of  Registrable  Securities  to a  transferee  or  assignee of any
Registrable Securities (if such transfer or assignment of Registrable Securities is permitted under Section 5), unless such transferee or assignee  acquires such
Registrable  Securities through a transaction or chain of transactions involving a public  offering or a sale  effected  pursuant to Rule 144;  provided that the holder shall give the Company  written  notice at the time of or within ten days after said  transfer,  setting forth the name and address of said  transferee or assignee and identifying  the Registrable  Securities with respect to which such registration rights are being assigned.

     8.11  Post-Effective   Amendments.  In  connection  with  any  registration
statement  filed  pursuant  to this  Section  8,  the  Company  shall  file  any post-effective  amendment or amendments to the registration  statement which may be  required  under the  Securities  Act  during the period set forth in Section
8.4(a).
                                       15

     8.12  Cessation  of  Sale   Activities.   The  Company  shall  notify  each
participating   holder  of   Registrable   Securities   during  the  period  any
registration  statement  filed  pursuant to this Section 8 is required to remain effective,  or at any time when a prospectus  relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which such registration  statement or the prospectus  contained therein, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated  therein or necessary to make the statements therein not misleading.  Each participating  holder agrees, upon receipt of such notice,  forthwith to cease making offers and sales of such securities  pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose and to return to the Company the copies of such  prospectus  not theretofore delivered by such holder.

     8.13 Supplements.  At a participating  holder's request,  the Company shall prepare and furnish to such  participating  holder a reasonable number of copies of any  supplement to or amendment of such  prospectus  that may be necessary so that,  as  thereafter  delivered to the  purchaser of any shares of  Registrable
Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement  therein not misleading in the light of the  circumstances then existing.  The Company shall promptly notify each  participating  holder of any stop order or similar  proceeding  initiated by state or Federal  regulatory bodies and use reasonable  efforts to take all necessary steps  expeditiously to remove such stop order or similar proceeding.

Section 9. Exchange and Transfer of Warrant Certificates.

     9.1  Exchange and  Transfer of Warrant  Certificates.  Subject to the terms contained  in this  Agreement,  upon  surrender at the  principal  office of the
Company,  Warrant Certificates  evidencing Warrants may be exchanged for Warrant
Certificates  in other  denominations  evidencing  such Warrants or the transfer thereof may be registered in whole or in part;  provided that such other Warrant
Certificates  evidence  the same  aggregate  number of  Warrants  as the Warrant
Certificates  so  surrendered.  The Company  shall keep the Warrant  register in which,  subject to such  reasonable  regulations as it may  prescribe,  it shall register Warrant Certificates upon surrender of such Warrant Certificates to the
Company at its  principal  office for  exchange  or  registration  of  transfer, properly  endorsed or accompanied by appropriate  instruments of registration of transfer and written instructions for transfer,  all in form satisfactory to the
Company.  No service  charge shall be made for any exchange or  registration  of transfer of Warrant  Certificates,  but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in  connection  with any such exchange or  registration  of transfer.
Whenever  any  Warrant   Certificates   are  so  surrendered   for  exchange  or
registration of transfer,  the authorized  officers of the Company shall execute and deliver to the person or persons entitled  thereto a Warrant  Certificate or
Warrant  Certificates  duly  authorized  and  executed  by  the  Company,  as so requested.  All Warrant Certificates issued upon any exchange or registration of transfer  of the  Warrant  Certificates  shall be the valid  obligations  of the
Company,  evidencing  the same  obligations,  and entitled to the same  benefits under this Agreement,  as the Warrant Certificate  surrendered for such exchange or registration of transfer.
                                       16

     9.2 Treatment of Holders of Warrant Certificates. Every holder of a Warrant
Certificate,  by  accepting  the same,  consents and agrees with the Company and with every subsequent holder of such Warrant Certificate that until the transfer of the Warrant  Certificate is registered on the Warrant  register,  before such
Warrant  Certificate is surrendered for transfer pursuant to Section 9.1 hereof, the  Company may treat the  registered  holder of a Warrant  Certificate  as the absolute  owner  thereof for any purpose and as the person  entitled to exercise the rights  represented  by the Warrants  evidenced  thereby,  any notice to the contrary notwithstanding.

     9.3  Cancellation  of  Warrant   Certificates.   Any  Warrant   Certificate
surrendered  for exchange,  registration  of transfer or transfer or exercise of the Warrants  evidenced  thereby shall be  surrendered  to the Company,  and all
Warrant  Certificates  surrendered  and so  delivered  to the  Company  shall be promptly  cancelled  by the  Company and shall not be  reissued  and,  except as expressly  permitted by this Agreement,  no Warrant  Certificate shall be issued hereunder in exchange or in lieu thereof.

     Section 10. Notices.  Any notice or other document required or permitted to be given or  delivered  to the  Warrantholders  prior to the  transfer  or other disposition  of any Warrant by the original  recipient of this Warrant  shall be delivered at or sent by certified or registered mail to the following address or such  other  address as shall have been  furnished  in writing by such  original recipient to the Company:

     Highbridge/Zwirn  Special  Opportunities  Fund,  L.P.
     745 5th Avenue,  18th Floor
     New York, New York 10151
     Attention:  Morris Macleod
     Telefax:  (646)344-4676)

     Drawbridge Special Opportunities Fund LP
     1251 Avenue of the Americas, Suite 1600
     New York, New York  10020
     Attention: Marc K. Furstein
     Telefax: (212) 798-6056

Thereafter,  any notice or other  document  required or permitted to be given or delivered to the  Warrantholders  shall be delivered at, or sent by certified or registered  mail to, each such holder at the last address  shown on the books of the  Company  maintained  at  the  principal  office  of  the  Company  for  the registration  of transfer of the Warrants or at any more recent address of which any  Warrantholder  shall have  notified  the Company in writing.  Any notice or other  document  required or  permitted  to be given or  delivered to holders of record of outstanding  Registrable  Securities shall be delivered at, or sent by certified or registered  mail to, each such holder at such  holder's  address as the same appears on the stock records of the Company.

     Any notice or other document required or permitted to be given or delivered to the Company shall be delivered  at, or sent by certified or  registered  mail to, the addresses set forth below or such other address within the United States of America as shall have been furnished by the Company to the Warrantholders and the holders of record of Registrable Securities:
                                       17

         Gulfwest Energy, Inc.
         480 Sam Houston Pkwy. E., Suite 300
         Houston, Texas  77060
         Attn:  Thomas R. Kaetzer
         Fax: 281-260-8488

     Section 11.  Representations  and  Warranties.  The Company  represents and warrants as follows:

     11.1  Capitalization.  The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, of which 18,492,541 shares were issued and outstanding as of April 23, 2004 and 10,000,000  shares of preferred  stock,  of which 19,000 shares were issued and outstanding as of March 29, 2004. All of the shares of Common  Stock are duly  authorized,  validly  issued,  fully  paid and
nonassessable.   The  only  rights,   options  or  other  agreements  which  are
outstanding  which  authorize the  acquisition  of newly issued shares of Common
Stock are set forth on Schedule 11.1 attached hereto.

     11.2 Authorization; Enforceability. The Company has the corporate power and authority to enter into and perform its obligations  under this  Agreement.  The execution  and delivery by the Company of this  Agreement  have been approved by all requisite corporate action and no other corporate proceeding on its part are necessary to authorize this Agreement and the transactions  contemplated hereby.
This  Agreement  constitutes  the valid and binding  obligation  of the Company,
except  as  it  may  be  affected   by   bankruptcy,   insolvency,   moratorium,
reorganization  or other laws and  judicial  decisions  affecting  the rights of creditors generally and general principles of equity.

     11.3 Issuance of Shares. The issuance of the shares of Common Stock subject to the Warrants has been duly  authorized  and, when issued upon exercise of the
Warrants,  such shares will have been validly  issued and will be fully paid and nonassessable.

     Section 12. Miscellaneous.

     12.1 Amendment.  This Warrant Agreement may be amended by the Company, with
the  consent  of  the  Warrantholders   representing  a  majority  of  the  then
outstanding  Warrants,  for the purpose of curing any  ambiguity,  or of curing, correcting or supplementing any defective  provision contained herein, or making any other  provisions  with respect to matters or questions  arising  under this
Agreement as the Company may deem  necessary or  desirable,  provided  that such action shall not affect  adversely  the  interests of the  Warrantholders.  This
Agreement  may otherwise be amended only with the consent of the Company and all of the Warrantholders.

     12.2 Parties in Interest.  The agreements of the Company  contained herein, other  than  those  applicable  solely to the  Warrants  and the  Warrantholders thereof,  shall continue to inure to the benefit of, and be enforceable  by, any
Warrantholder(s) subsequent to the time Common Stock is issued upon the exercise of Warrants, whether so expressed or not.

     12.3 Applicable Law. THE VALIDITY,  INTERPRETATION  AND PERFORMANCE OF THIS
AGREEMENT AND EACH WARRANT  CERTIFICATE  ISSUED  HEREUNDER AND OF THE RESPECTIVE
TERMS AND  PROVISIONS  THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
                                       18

WITH,  THE LAWS OF THE STATE OF NEW YORK WITHOUT  REGARD TO THE CONFLICT OF LAWS
PROVISIONS THEREOF.

     12.4 Consent to Jurisdiction.  The Company hereby  irrevocably  consents to the personal jurisdiction of the federal courts located in the Southern District of New  York,  Manhattan  Division,  in any  action,  claim or other  proceeding arising  out of any dispute in  connection  with this  Agreement,  any rights or obligations  hereunder,  or the performance of such rights and obligations.  The
Company  hereby  irrevocably  consents to the service of a summons and complaint
and  other  process  in  any  action,   claim  or  proceeding   brought  by  the
Warrantholder  in  connection  with this  Agreement,  any rights or  obligations hereunder, or the performance of such rights and obligations.

     12.5 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE
LAW, THE COMPANY AND THE WARRANTHOLDER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE
RIGHTS TO A JURY TRIAL WITH  RESPECT TO ANY  ACTION,  CLAIM OR OTHER  PROCEEDING
ARISING  OUT OF ANY DISPUTE IN  CONNECTION  WITH THIS  AGREEMENT,  ANY RIGHTS OR
OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     12.6  Counterparts.  This  Agreement  may  be  executed  in any  number  of counterparts,  each of which as so executed  shall be deemed to be an  original, but such counterparts shall together constitute but one and the same instrument.

     12.7  Inspection of Agreement.  A copy of this Agreement shall be available at all reasonable times at the principal office of the Company for inspection by the holder of any Warrant  Certificate.  The Company may require  such holder to submit his Warrant Certificate for inspection by it.

     12.8 Headings.  The section headings in this Agreement are for the purposes of convenience only and shall not constitute a part hereof.

     12.9 Observation  Rights. Each Warrantholder shall have the right to attend and observe any meeting  whether  regular or  special,  including  any  meetings
conducted  by  teleconference,   of  the  board  of  directors  of  the  Company
("Meetings").  The Company shall provide each  Warrantholder  with copies of any resolutions  or consents to be passed by the directors of the Company by written consent  or  undertaken  by means in lieu of a meeting of the  directors  of the
Company  ("Consents").  The Company shall provide each Warrantholder with notice of any such Meeting  contemporaneously  with providing notice to other directors of the Company and will provide each  Warrantholder with copies of any materials provided to any director in connection with such Meetings (except such materials protected by Company's exercise of its right to attorney-client  privilege). The
Company  shall  provide each  Warrantholder  with drafts of any  resolutions  or consents  that  are to be  passed  by any  method  in lieu of a  meeting  of the partners at a  reasonable  time prior to the date the Company  anticipates  that such matters will be approved by the directors of the Company. The Company shall provide  to  each  Warrantholder  copies  of  all  information  provided  to the directors of the Company from time to time (except such information protected by
                                       19

Company's exercise of its right to attorney-client privilege).

      [Remainder of page intentionally left blank. Signature Pages follow.]
                                       20

     IN WITNESS  WHEREOF,  the Company and the  Warrantholder  have caused their respective duly authorized officers to sign this Agreement.

                                        GULFWEST ENERGY INC.
                                        /s/  Thomas R. Kaetzer
                                        Thomas R. Kaetzer
                                        President and Chief Executive Officer

                     Signature Page to the Warrant Agreement
                                       S-1

                                         WARRANTHOLDER:

                                         HIGHBRIDGE/ZWIRN SPECIAL
                                         OPPORTUNITIES FUND, L.P.

                                         By:  D.B. Zwirn &Co., L.P.
                                         Name:
                                         Title:

                    Signature Page to the Warrant Agreement
                                      S-2

                                        WARRANTHOLDER:

                                        Drawbridge Special Opportunities Fund LP

                                        By: Drawbridge Special Opportunities
                                            GP LLC
                                        Name:
                                        Title:

                    Signature Page to the Warrant Agreement

Appendices:

Appendix A  Form of Warrant Certificate
Appendix B  Election to Exercise

Schedules:

Schedule 11.1  Outstanding Options, Etc.

Appendix A-2

                    Signature Page to the Warrant Agreement
                                       S3

                                       15

                                                                    Appendix A-1

                                                                                                                           APPENDIX A
                          [FORM OF WARRANT CERTIFICATE]

Warrant No. ______                                                 ____ Warrants

                       WARRANT TO PURCHASE COMMON STOCK OF
                              GULFWEST ENERGY INC.

                     THIS WARRANT IS SUBJECT TO RESTRICTIONS
                          ON TRANSFER SET FORTH IN THE
                           AGREEMENT REFERENCED BELOW.

     This certificate  certifies that  _________________ is the registered owner of the above indicated number of Warrants,  each Warrant entitling such owner to purchase  initially one share of Common Stock, $.001 par value ("Common Stock"),
of  GulfWest  Energy  Inc.,  a  Texas  corporation,   (hereinafter   called  the
"Company"),  at the price per share (the "Warrant Price") set forth in Section 2 of the  Warrant  Agreement,  subject  to the  terms  of that  Warrant  Agreement hereafter referred to.

     The holder may exercise the Warrant  evidenced hereby by surrender,  to the
Company at its principal office in Houston,  Texas, of this Warrant  Certificate and the form of Election to Exercise  attached  hereto,  both duly filled in and signed,  along with payment in full to the Company of the Warrant  Price in cash or  immediately  available  funds or  pursuant  to a Cashless  Exercise,  all as provided in the Warrant  Agreement and upon  compliance  with and subject to the conditions set forth herein and in the Warrant Agreement. According to the terms of the Warrant  Agreement,  the Warrants  shall cease to be  exercisable at 5:00
p.m., Houston, Texas time, on April 27, 2009.

     The Warrant  Certificate is issued under and in accordance with the Warrant
Agreement dated as of April 27, 2004 (the "Warrant  Agreement"),  by and between the Company and the Warrantholders  Parties thereto, and is subject to the terms and provisions of the Warrant  Agreement,  which terms and provisions are hereby incorporated  by reference  herein and made a part  hereof.  Each holder of this
Warrant  Certificate  consents  to all of the  terms  contained  in the  Warrant
Agreement by acceptance hereof. A copy of the Warrant Agreement is available for inspection  by the  registered  holder  hereof  at the  principal  office of the
Company in Houston, Texas.

     THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN  REGISTERED
     UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED,
     TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND
     THE RULES AND  REGULATIONS  THEREUNDER  AND IN ACCORDANCE  WITH  APPLICABLE
                                  Appendix A-1

                                       16

     STATE SECURITIES LAWS. THE COMPANY WILL NOT TRANSFER SUCH SECURITIES EXCEPT
     UPON RECEIPT OF A FAVORABLE OPINION OF COUNSEL AND/OR EVIDENCE SATISFACTORY
     TO THE  COMPANY  THAT THE  REGISTRATION  PROVISIONS  OF SUCH ACT HAVE  BEEN
     COMPLIED  WITH OR THAT  SUCH  REGISTRATION  IS NOT  REQUIRED  AND THAT SUCH
     TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

     The Warrant Agreement and each Warrant Certificate,  including this Warrant
Certificate,  shall be deemed a contract made under the laws of the State of New
York and for all purposes shall be construed in accordance  with the laws of the
State of New York.

                                   GULFWEST ENERGY INC.

                                   By:
                                   Name:
                                   Title:

                                  Appendix A-2

                                                                      APPENDIX B

                              ELECTION TO EXERCISE

                 (To be executed only upon exercise of warrant)

To _____________________

     The  undersigned   registered   holder  of  the  attached   warrant  hereby
irrevocably  exercises  and  surrenders  to the Company  such  warrant  for, and purchases thereunder,  ________* shares of Common Stock of GulfWest Energy Inc., and herewith  makes  payment of  $__________  therefor,  in cash or  immediately available  funds or pursuant  to a Cashless  Exercise as  requested  below,  and requests  that the  certificates  for such  shares  (less  any  shares,  if any, utilized  pursuant  to a  Cashless  Exercise)  be  issued  in the name  of,  and delivered  to  ________________  __________________________,  whose  address  is
_____________________________________

     Check  one of the  following  boxes:

                                           | |  Payment  in cash or  immediately
                                                available funds

                                           | |      Cashless Exercise

Dated:  _________________

                                   ------------------------------------
                                   (Signature must conform in all respects to
                                   name of holder as specified on the face of
                                   this warrant)

                                   ------------------------------------
                                   (Street Address)

                                   ------------------------------------
                                   (City)              (State)        (Zip Code)

--------

* Insert here the number of shares  called for on the face of this  warrant (or, in the case of a partial exercise,  the portion thereof as to which this warrant is being exercised), in either case without making any adjustment for additional shares of common  stock or any other  stock or other  securities  or property or cash which,  pursuant  to the  adjustment  provisions  of this  warrant,  may be delivered upon  exercise.  In the case of a partial  exercise,  a new warrant or warrants will be issued and delivered,  representing the unexercised  portion of this  warrant,  to the holder  surrendering  the same. In the case of a Cashless
Exercise,  the  number of shares to be issued  shall be  reduced as set forth in
Section 2.3 of the Warrant Agreement.

                                  Appendix B-1